Exhibit 10.19

Loan Agreement

                                             (Chengjiao)Nong Xin Jie Zi [2010] No.G086

Borrower (Hereinafter referred to as Party A):
Xingtai Zhongding Jiye Real Estate Development Co., Ltd.

Lender (Hereinafter referred to as Party A):
Xingtai Chengjiao Rural Credit Cooperative Union
Xingtai Rural Credit Cooperative Union
Nan’gong Rural Credit Cooperative Union
Shahe Rural Credit Cooperative Union
Guangzong Rural Credit Cooperative Union
Pingxiang Rural Credit Cooperative Union
Lincheng Rural Credit Cooperative Union

(Collectively, the Parties)

Party B consists of seven (7) county level unions, which all authorize Xingtai Chengjiao Rural Cooperative Union to be the lead arranger(the“Agent”). It is legally binding for all unions that the Agreement is performed by the Agent. All unions shall exercise the rights of this Agreement through the Agent.

Party A proposes to apply Loan from Party B and Party B intends to release the Loan to Party A. In accordance with related laws and regulations, Party A and Party B enter into this Agreement to abide by through negotiation.

Article 1	Loan Amount

The amount lent by Party B to Party A is RMB 80,000,000.

Article 2	Usage of the Loan

The Loan shall be solely used for the Kirin County Project and without Party B’s written consent, Party A shall not use the Loan for any other purposes.

Article 3	Term of the Loan

Term of the Loan will be from January 11, 2011 to December 5, 2012.
The date on the receipt the first time the Loan is released shall be prevailing if any discrepancy of the date arises from this Agreement and the receipt. The receipt is part of this Agreement and has the same legal effect with this Agreement.

Article 4	Interest Rate, Penalty Rate and Calculation and Settlement of Interest
4.1	This Agreement shall apply the fixed monthly rate of 6.09‰(equal to 7.308% annually).
4.2	Penalty Rate
4.2.1	If the Loan is overdue, the penalty rate shall equal to 150% of the current applicable interest rate;
4.2.2	If the Loan is misappropriated, the penalty rate shall equal to 200% of the interest rate.
4.3	The interest calculation date refers to the date that the initial Loan released is transferred to the account of Party A.
When the first installment of the Loan is released, the benchmark interest rate refers to the loan interest with the same level published by People’s Bank of China on the interest settlement day. If the Loan interest rate or penalty rate is adjusted pursuant to the above stipulation afterwards, the benchmark interest rate refers to the loan interest rate with the same level published by People’s Bank of China on the same day. If People’ Bank of China no longer publishes updated loan interest with the same level, the benchmark interest rate shall be the loan rate with the same level recognized by relative banks or the common one.

4.4
The interest shall be calculated as of the date when the Loan is transferred to the Party A’ account on a daily basis (daily interest rate=monthly interest rate/30=annually interest rate/360).  In case that Party A does not pay the interest on time, the interest paid by Party A shall be compounded from the following day.

4.5	Settlement of the Interest
4.5.1	The interest shall be settled according to the above fixed rate.
4.5.2	The interest under this Agreement shall be settled on a monthly basis and the settlement date is the 20th day per month.

Article 5	Disbursement and Use of the Loan
5.1	Conditions Precedent to Disburse the Loan
5.1.1	Party B shall disburse the proceeds when the following conditions are satisfied, provided that otherwise agreed by Party B:
1)	Party A has completed related approvals, registrations, deliveries and other legal procedures regarding the Loan pursuant to relative laws and regulations;
2)	The security agreement required by Party B, if any, has come into force;
3)	Party A does not breach any articles of this Agreement;
4)	Other conditions agreed by the Parties to release the Loan:
5.1.2	Party B shall release the Loan within three (3) working days after the said conditions are satisfied.
5.2	Schedule of the Loan Use:
1)	January 11, 2011, amount: RMB 15,000,000;
2)	January 11, 2011, amount: RMB 14,000,000;
3)	January 11, 2011, amount: RMB 13,000,000;
4)	January 11, 2011, amount: RMB 13,000,000;
5)	January 11, 2011, amount: RMB 15,000,000;
6)	January 11, 2011, amount: RMB 10,000,000.

5.3	Account
5.3.1
As of the execution of this Agreement, Party A shall open a settlement account and a disbursement/drawdown account (if any), and designate a repayment account. Party A agrees to Party B to supervise the following accounts.

1)	Settlement Account
Name of Bank:
Account Name:
Account Number:
2)	Disbursement/Drawdown Account:
Name of Bank: Xingtai Chengjiao Rural Credit Cooperative Union
Account Name: Xingtai Zhongding Jiye Real Estate Development Co., Ltd.
Account Number: 071020122000030293
3)	Repayment Account
Name of Bank:
Account Name:
Account Number:
5.3.2	The settlement account shall be used to check the disbursement and drawdown of the Loan. Party A hereby declares that Party B shall transfer the Loan to the settlement account.
5.3.3
Party A hereby declares that the repayment account is the revenue and reserve account in this Agreement. The principal and interest shall be collected from the repayment account. Party B shall have right to supervise the account and require Party A to identify the issues and adopt corresponding measures when the cash flow is fluctuated abnormally.

Party B hereby guarantees that all project revenue will be deposited into the reimbursement account. The following requirements shall be satisfied if the project revenue is paid for any other purposes:
1.
2.
3.

5.4	Payment
5.4.1
Party A agrees that as of the effectiveness of this Agreement, Party B has right to monitor and manage the disbursement of the Loan in the settlement account or disbursement/drawdown account by means of consignment and self payment in order to supervise the Loan used pursuant to this Agreement.

Consignment shall specify that Party B credits the proceeds payable by Party A to corresponding parties through the settlement account or disbursement/drawdown account as applied and requested by Party A.
Self payment shall has the meaning that Party B will credit the proceeds to the settlement account or disbursement/drawdown account per the drawdown application of Party A and Party A shall pay the proceeds to related parties.
5.4.2	Consignment
1)
Party A agrees that consignment shall be applied if any of the following condition occurs: a) single amount exceeds 5% of the total project investment and not less than 0.5 million or such amount is more than 5 million; b) __c) __d) __.

2)	Party A shall file a drawback application, power of attorney and related transaction documents if consignment is adopted.
3)	Party A shall submit the documents required to Party B if Party A intends to apply for repayment funds to any other party, including but not limited to:
a)	documents to prove that the discharge purpose meets the requirement of this Agreement;
b)	commercial agreements signed by and between Party A and any third party or documents related to payment by Party A;
c)	corresponding invoices or receipts, Note: Party A shall provide the invoices or receipts, which cannot be obtained as transaction, in time after the payment is completed;
d)	lawful and valid payment instruments;
e)	certificates proving that the reserve has been deposited in full amount; certificate that actual progress of the project matches the invested amount;
f)	other documents required.

4)
Party B shall review whether the corresponding party and amount are in line with the commercial agreement and other documents pursuant to the Loan purpose. Party B shall transfer the Loan to the party who meets the purpose of related agreements through the settlement account or disbursement/drawback account.

5)	Party B has right to deduct the commission fee arising from the Loan transfer when such fee occurs.
5.4.3	Self Payment
If self payment is applied, Party A is subject to submit a written schedule regarding the Loan use. The Loan can be withdrawn at Party A’s willing on the condition that the drawdown meets the Loan purpose. Party A shall report the drawdown information monthly. Party B has right to check whether the Loan usage matches the purpose stipulated in this Agreement and the payment method.
5.4.4
Party A is subject to submit the drawdown application prior to one (1) working day when Party A proposes to draw the Loan and put forward whether to choose consignment or self payment. Party A agrees that Party B has right to check whether the related documents provided by Party A conform to the payment terms stipulated in this Agreement and to determine the payment method.

5.4.5
When the Loan is released and paid to other parties, Party B has right to require Party A to supplement withdrawal and payment conditions, or change payment method, or terminate the release and payment of the Loan if any of the following circumstances occur:

1)	credit status declines;
2)	profitability of main business is low;
3)	the use of the proceeds is fluctuated abnormally;
4)
the Loan is not used pursuant to this Agreement, the project progress falls behind the funds usage schedule and Party A circumvents consignment by means of Breaking up the Whole into Parts which breaches the Agreement;

5)	others

Article 6	Repayment
6.1	Repayment Schedule
Party A shall repay the principal according to the following schedule:
1)	2012 March, Amount RMB 7,000,000;
2)	2012 June, Amount RMB 8,000,000;
3)	2012 September, Amount RMB 13,000,000;
4)	2012 October, Amount RMB 13,000,000;
5)	2012 November, Amount RMB 14,000,000;
6)	2012 December, Amount RMB 25,000,000.
6.2	Repayment Method
Party A shall deposit sufficient funds in the account opened in Party B prior to the repayment day, or transfer the funds to the account from any other Party A’ account. If Party A does not make the repayment according to the schedule, Party A agrees that Party B has right to collect the proceeds from all accounts opened in any branches of Hebei Rural Credit Cooperative.
6.3	Interest Settlement
Party A shall pay the interest due to Party B on the settlement day. The initial interest payment day refers to the first day when the interest is settled. When the last repayment occurs, such interest shall be paid together with the principal.
6.4	Repayment in Advance
In case that Party A intends to repay the principal, Party A shall file an application to Party B ten (10) days in advance. Upon the consent of Party B, Party A can repay all or part of the principal in advance. In case of the repayment in advance, the interest which has been collected shall not be adjusted.
When Party A makes the repayment in installment and intends to repay part of the principal, the proceeds which shall be reimbursed as in Repayment Schedule shall be repaid firstly and the interest rate shall be applied in accordance with this Agreement. The outstanding installment shall adopt the Loan interest as stipulated in this Agreement. In case that all installments are repaid, the interest shall be collected based on the actual term and the agreed interest rate.
The interest which has been collected shall not be adjusted when the Loan is repaid in advance.

Article 7	Security and Insurance
Party B and the mortgagor will execute a security agreement otherwise.
Party A shall purchase insurances for its invested fixed assets as required by Party B. The insurance company shall maintain legal qualification and good reputation. The insurance policy shall indicate clearly: Party B has the priority to obtain the insurance indemnities; the alteration of the insurance policy shall be subject to approval in written form; the insurance company shall credit the indemnities to the account designated by Party B directly in the event any accidents occur.

Article 8	Rights and Obligations of Party A
8.1	Party A’s Rights
1)	require Party B to disburse the Loan timely;
2)	use the Loan as stipulated in this Agreement;
3)	apply for extension of the Loan if related conditions required by Party B are satisfied;
4)	require Party B to keep confidential on relative financial documents and trade secret regarding operation and management, except otherwise stipulated by laws and regulations.
8.2	Party B’s Obligations
1)
provide related financial documents as well as operation and management files, including but not limited to the balance sheet, income statement of last quarter prior fifteen(15) days of the first month per quarter, and cash flow statement at the end of each year, and guarantee such documents and files authentic, complete and effective;

2)	use the Loan as stipulated in this Agreement but not misappropriate the Loan, and pay the proceeds as agreed in this Agreement;
3)	cooperate with Party A to examine and supervise the operation, management and financial activities of Party B as well as the usage of the Loan;

4)	repay the principal and interest on time as stipulated in this Agreement;
5)	not spirit funds or transfer the assets (including Party A’s investors) to avoid the repayment to Party B;
6)	not guarantee to any third party by using the assets developed from the Loan hereunder without Party B’s consent, prior to paying off the principal and interest of the Loan;
7)
In the event that Party A intends to provide guarantee for any third party’s debt during the term of this Agreement, which may affect repayment hereunder, Party A shall inform Party B in written in advance and obtain the consent of Party B;

8)
In the event that the guarantor hereunder has closure, suspension, registration of cancellation, cancellation of business license, bankruptcy, operating loss and any other condition, so that will lose the ability of guarantee hereunder wholy or partly, or has reduction in value or accidental damage or loss occurred to collaterals and pledge properties hereunder, Party A shall provide other guarantees approved by Party B in a timely manner.

9)
Party A shall notify Party B in a timely manner if Party A’s name, legal representative (responsible person), residence, business scope, and registered capital are changed during the term of this Agreement;

10)
In the event that Party A has contract, leasing, joint-stock reform, affiliation, merger and acquisition, separation, joint venture, application for suspension or dissolution or bankruptcy, and any other action that will affect the repayment of the debt during the effective period of this Agreement, Party A shall inform Party B in written form eighteen days in advance and obtain the consent of Party B, and implement the repayment and guarantee hereunder as requested by Party B.

11)
In the event that Party A has closure, suspension, cancellation of business license, legal representative or major responsible person engaged in illegal activities, involvedness in significant litigation activities, serious difficulties in production and management, financial deterioration and any other condition that will have material adverse influence in the repayment of the debt hereunder during the effective period of this Agreement, Party A shall inform Party B in written form eighteen days in advance and obtain the consent of Party B, and implement the repayment and guarantee hereunder as requested by Party B.

12)	bear the expenses of legal service, insurance, appraisal, registration, storage, identification, and notarization;
13)
Party A shall reduce the risks regarding construction by means of signing general contracts, buying commercial insurance, establishing deposit of completion, providing securities of completion and performance, etc.

Article 9	Rights and Obligations of Party B
9.1	Party B’s Rights
1)	know Party A’s operation, management and financial activities, and require Party A to provide related documents and materials about statistics and financial accounting;
2)
With regard to any amount that Party A shall pay Party B in accordance with this Agreement, Party A agrees that Party B has the right to collect the proceeds from all accounts opened in any branches of Hebei Rural Credit Cooperative.

9.2	Party B’s Obligations
1)	disburse the Loan on time and in full amount, except that the delay caused by Party A;
2)	keep confidential the financial materials and trade secret on operation and management, except as otherwise provided by laws and regulations.

Article 10	Representations and Warranties of Party A
1)
The obligation hereunder signed and performed by Party A conforms to laws, regulations, rules and Party A's charter or the internal organization documents, and has permitted by Party A’s internal organs of authority and/or state approval power;

2)
During signing and performing this Agreement, Party A abides by the code of good faith, and all the materials, documents and information of Party A and the Guarantor provided to Party B are real, effective, accurate, complete and are without any concealment or omission;

3)	Party A guarantees good credit and no significant adverse record;
4)	Party A guarantees that the Loan Project and borrowing items are in accordance with laws and regulations;
5)	Party A confirms that actions such as equity transfer, foreign investment, substantial increase in debt financing won’t be taken without Party B’s written consent;
6)
Party B has the right to take on-site or off-site due diligence to check Party A’s operating conditions, financial conditions and the conditions of use and repayment after loan, Party A has the obligation to actively cooperate with Party B for the management of disbursement, management after loan, and related inspections;

7)	Party B has the right to recover the Loan in advance according to the condition of Party A’s withdrawal of funds from circulation;
8)	Party B will be informed timely when material adverse matters which could affect the ability of repayment occur.

Article 11	Default
11.1	Default
11.1.1	Party A’s Default
1)	not provide the authentic, complete, and valid materials of finance, operation, management, etc. required by Party B;
2)	not use the Loan in accordance with this Agreement;

3)	fail to repay the principle and interest on time;
4)	reject or impede Party B to supervise or examine the usage of the Loan;
5)	transfer assets and spirit funds to avoid the repayment to Party B;
6)
the operating and financial situation is deteriorated not to make the due repayment; involved with or will be involved with material litigation, arbitration proceedings or any other legal disputes that Party B considers it has been influenced or will likely influence the rights and benefits stipulated in this Agreement;

7)	any other debt outstanding has influenced or will likely to influence the performance of Party B’s obligation in this Agreement;
8)	fail to repay other debt due to related rural credit cooperative unions;
9)
proceed in contracting, leasing, merger, acquisition, joint venture, separation, affiliation, shareholding reform, and any other change of operating mode or transformation of operating mechanism during the term of this Agreement, which Party B considers it has been influenced or will likely influence the rights and benefits stipulated in this Agreement;

10)	other situations that will influence the repayment as considered by Party B;
11)	be against other obligations as stipulated in this Agreement.
11.1.2
If any of the following circumstances regarding the guarantor occurs, it will be deemed that Party A breaches this Agreement if Party A fails to provide new securities which are in line with the requirement of Party B:

1)
conduct contracting, leasing, merger, acquisition, joint venture, separation, affiliation, shareholding reform, bankruptcy, withdrawal, etc., which could be sufficient to affect the guarantor to undertake joint responsibility;

2)	provide guarantee to the third party which is beyond his own burden ability;
3)	have lost or will lose the ability to guarantee;
4)	others.
11.1.3
If any of the following circumstances regarding the mortgagor occurs, it will be deemed that Party A breaches this Agreement if Party A fails to provide new securities which are in line with the requirement of Party B:

1)	not purchase insurance for collaterals as required by the Party B, or not dispose of the insurance indemnity in accordance with the mortgage agreement after the insurance accident occurs;
2)	not deal with damages in accordance with the mortgage agreement in the event that the collaterals are damaged, lost, devalued due to the third party;
3)	dispose of collaterals by means of donating, transferring, leasing, overlapping mortgaging, moving, etc., without the written consent of Party B;
4)	dispose of collaterals upon the consent of Party B, but the proceeds are not utilized according to the mortgage agreement;
5)
neither recover the value of collaterals nor provide other guarantees approved by the Party B in the event that the collaterals are damaged, lost or reduced in value, which could be sufficient to affect the repayment of the debt hereunder;

6)	others.
11.1.4
If any of the following circumstances regarding the pledgor occurs, it will be deemed that Party A breaches this Agreement if Party A fails to provide new securities which are in line with the requirement of Party B:

1)	not purchase insurance for the pledged property as required by the Party B, or not dispose of the insurance indemnity in accordance with the mortgage agreement after the insurance accident occurs;
2)	not handle the damages in accordance with the pledge agreement in the event that the pledged property is damaged, lost or devalued;
3)	dispose of the pledged property upon the consent of Party B, but the proceeds are not utilized according to the pledge agreement;
4)
neither recovers the value of pledged properties nor provides other guarantees approved by the Party B in the event that the pledged properties are damaged, lost or reduced in value, which could be sufficient to affect the repayment of the debt hereunder;

5)	others.
11.1.5
In the event that the security agreement or any other way of guarantee is ineffective, invalid, or revoked, or the guarantor wholly or partly loses the ability of guarantee or refuses to perform the obligation of guarantee, and Party A does not provide new security as required by Party B, Party A shall be deemed to breach this Agreement.

11.2	Remedies
When any of the above occurs, Party B will have right to exercise one or more of the following rights:
1)	terminate to disburse the Loan, declare the Loan due and require Party A to repay all principles, interest and expenses due and undue;
2)	charge the damages at the amount equivalent to the Loan principle multiplied 5%;
3)
charge interest and compound interest according to the penalty rate and the interest rate hereunder for Party A’s misused part of the Loan in any unauthorized projects, from the date of misuse of the Loan till the date that all outstanding due amounts is fully paid off.

4)	charge the compound interest in accordance with Article 4 hereunder for the due interest which is not paid on time.
5)
in the event that Party A has not fully repay the Loan due(including the principle and interest  declared wholly or partly due by Party B), Party A shall pay the interest and compound interest according to the penalty rate and the provision hereunder from the overdue date. Due Loan means Party A does not repay the debt on time.

6)	Party A agrees that Party B has the right to deduct amounts from Party A’s account of Hebei Province Rural Credit Cooperatives banking system.
7)	demand Party A for new guarantees as requested by Party B for the debt hereunder.
8)	exercise the security right.
9)	terminate the Agreement.

Article 12	Miscellaneous
1)	Party B has right to collect the principal and interest if Party A cannot settle the interest on time.
2)
3)
4)

Article 13	Disputes Settlement
Any dispute arising from the performance of this Agreement shall be settled by consultation. If the consultation fails, the dispute shall be settled according to 1).
1)	submit the people's court where Party B is located.
2)	submit to the arbitration commission which shall arbitrate in accordance with the arbitration rules in force. The arbitration award shall be final and binding on the Parties.
During the litigation or arbitration, the provisions hereunder which are not involved in such dispute shall still be performed.

Article 14	Effectiveness of Agreement
This Agreement shall become effective after signed and sealed by the legal representatives (responsible persons) or authorized representatives of the Parties.

Article 15	This Agreement shall be executed in eight originals.

Article 16	Declaration
1)	Party A clearly understands the business scope and the authorization of Party B.
2)
Party A has fully read the entire Agreement. Party B has made explanations of provisions under this Agreement as required by Party A. Party A understands all the meanings and legal consequences of contractual terms hereunder and agrees to execute this Agreement.

3)	Party A has obtained the execution to sign this Agreement.

Party A(Stamp): Xingtai Zhongding Jiye Real Estate Development Co., Ltd(Seal)
HUANG, Limin (Stamp) / GUO, Jianfei (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): GUO, Jianfei

1	Party B(Seal): Xingtai Chengjiao Rural Credit Cooperative Union (Seal) / DONG, Jingliang (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): DONG, Jingliang

2	Party B(Seal): Xingtai Rural Credit Cooperative Union (Seal) / LI, Guobin (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): GUO, Limin

3	Party B(Seal): Nan’gong Rural Credit Cooperative Union (Seal) / CHANG, Shibin (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): REN, Lijun

4	Party B(Seal): Shahe Rural Credit Cooperative Union (Seal) / HU, Xuejun (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): Wang, Lijiang

5	Party B(Real): Guangzong Rural Credit Cooperative Union (Seal) / ZHAO, Shaobo (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): Li, Ersheng

6	Party B(Seal): Pingxiang Rural Credit Cooperative Union (Seal) / LI, Qingbin(Stamp)
Legal Representative or Authorized Representative (SIGNATURE): LIU, Yongmin

7	Party B(Seal): Lincheng Rural Credit Cooperative Union (Seal) / DONG, Pingtang (Stamp)
Legal Representative or Authorized Representative (SIGNATURE): SHANG, Linyi

Signing Date: January 11, 2011